Exhibit 23.3






   The Board of Directors
   TSX Corporation:

   We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registration statement.





                                           /s/  KPMG PEAT MARWICK LLP
                                           --------------------------
                                                KPMG PEAT MARWICK LLP



   El Paso, Texas
   February 3, 1997